UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 2, 2015
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MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	0113697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)

160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)

(706) 629-7721
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 2, 2015, Mohawk Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of the underwriters named in the Underwriting Agreement (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, for resale in a public offering, €500 million aggregate principal amount of the Company’s 2.00% Senior Notes due 2022 (the “Notes”).
The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also contains customary indemnification and contribution provisions whereby the Company and the Underwriters have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.
The public offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-202351), including related prospectus supplements filed with the Securities and Exchange Commission on June 2, 2015 and June 4, 2015.
The closing of the sale of the Notes is expected to occur on June 9, 2015, subject to customary closing conditions. The net proceeds from the offering will be used, along with approximately €402 million of borrowings under the revolving portion of the Company’s senior credit facility, to retire substantially all of the outstanding debt and to pay the cash portion of the purchase price incurred in connection with the Company’s acquisition of International Flooring Systems S.A. and its subsidiaries.
The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The documents included as exhibits to this report are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.
(d) Exhibits

10.1
Underwriting Agreement, dated as of June 2, 2015, by and among Mohawk Industries, Inc., Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of the underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Dated: June 5, 2015	By: /s/ R. David Patton Name: R. David Patton Title: VP-Business Strategy, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit

10.1
Underwriting Agreement, dated as of June 2, 2015, by and among Mohawk Industries, Inc., Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of the underwriters named therein.